Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Brian Blackman
	(212) 886-9332	(702) 407-6330

Caesars Entertainment, Caesars Entertainment Operating Co.

Announce Confirmation of CEOC’s Plan of Reorganization

LAS VEGAS, January 17, 2017 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment” or the “Company”) and Caesars Entertainment Operating Company, Inc. (“CEOC”) and its Chapter 11 debtor subsidiaries (collectively, the “Debtors”) today announced that the U.S. Bankruptcy Court for the Northern District of Illinois has confirmed the Debtors’ Plan of Reorganization (the “Plan”), paving the way to conclude CEOC’s court-supervised restructuring process in 2017.

“The confirmation of the Plan of reorganization marks a major milestone in CEOC’s restructuring process and facilitates a path forward to emergence in 2017,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “We appreciate those that helped make this day possible for Caesars and are grateful for the ongoing support and commitment of our customers and vendors and for the continued hard work and dedication of our employees.”

Under the previously disclosed terms of the Plan, CEOC will emerge from bankruptcy, separating virtually all of its U.S. based real property assets from its gaming operations. Caesars Entertainment will continue to own and manage the gaming operations. The real property assets will be held in a newly created real estate investment trust (“REIT”) owned by certain of CEOC’s creditors. Caesars Entertainment will not own any equity interest in the REIT. In addition, in connection with CEOC’s emergence, Caesars Entertainment and Caesars Acquisition Company must complete their previously announced merger (the “Merger”).

The Plan remains subject to obtaining gaming regulatory approvals, the completion of the Merger, certain financing transactions, and various other closing conditions.

“The new Caesars will be a stronger company with a healthy balance sheet, a plan for growth and investment, operating discipline and a relentless focus on employee and customer satisfaction,” Frissora said. “Upon CEOC’s emergence, we will be positioned to strengthen our financial and operational performance by pursuing new opportunities to invest in and expand our brands and business. While there is still much work ahead to complete this process, we are excited about the future of the Caesars enterprise.”

About Caesars Entertainment Corporation

Caesars Entertainment (“CEC” or the “Company”) is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary CEOC, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. The Company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. The Company is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Statement

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as, “will”, “would”, “expect”, and “propose” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, CEOC’s emergence and expected timing thereof, future actions that may be taken by CEC and others with respect thereto, the completion of the Merger and the financial position and actions of CEC post-emergence. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of CEC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission: CEC’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, CEC’s and CEOC’s ability (or inability) to satisfy the conditions to the effectiveness of the Plan, CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.